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                                 Exhibit 10.29
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               SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

         SECOND AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (the "Amendment"), dated as of the ___ day of September, 1995, between SLM International, Inc., a Delaware corporation (the "Company"), and John A. Sarto ("Employee").

         WHEREAS, the parties hereto are party to that certain Executive Employment Agreement dated as of October 12, 1994, that certain Letter Agreement, dated February 27, 1995, from the Company to Employee, and that certain Amendment to Executive Employment Agreement dated as of June 1, 1995 (collectively, the "Employment Agreement");

         WHEREAS, Section 11.04 of the Employment Agreement can only be modified by written agreement signed by the parties; and

         WHEREAS, the parties desire to modify the terms of their relationship and amend the Employment Agreement in order to reflect such modifications.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

         1. Definitions. Capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to such terms in the Employment Agreement.

         2. Chance of Control. (a) Section 2.05 of the Employment Agreement is hereby amended and restated to read as follows:

         2.05. In the event of a Change of Control (as hereinafter defined) or a Total Liquidation (as defined below), the Employee, at his sole option, shall have the right to terminate his employment within six (6) months of the date on which such event occurs (such period referred to as the "Six Month Period") and, in such event, the Employee shall be entitled to immediate payment by the Company of the greater of (i) two
         (2) years of his then-current Salary, together with an amount equal to two (2) times the average bonus paid to the Employee for the two years immediately prior to the year in which such event occurs, or (ii) the remainder of his Salary payable through December 31, 1997, together with an amount equal to two (2) times the average bonus paid to the Employee for the two years
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         immediately prior to the year in which such event occurs. In the event that the Employee's employment with the Company is Terminated (as defined in Section 2.02) during the Six Month Period then, notwithstanding the provisions of Schedule B to this Agreement, the Employee shall be entitled to immediate payment of the amounts set forth in the preceding sentence.

         For the purposes of this Agreement, a "Change of Control" shall mean any event that is required to be reported by the Company as a change of control on a Form 8-K or any other report filed with the Securities and Exchange Commission, including, without limitation, any of the following:

         (A) the acquisition by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), excluding for this purpose, the Company and any employee benefit plan of the Company which acquires beneficial ownership of voting securities of the Company, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty percent (20%) or more of the then-outstanding shares of Common Stock, provided that such shares of Common Stock must constitute a larger number of shares of Common Stock than the number of shares of Common Stock held by members of the families of David and Michael Zunenshine or any trust, corporation, partnership or other entity controlled by those families and provided further that acquisition of a proxy or voting control of twenty percent (20%) or more of the then-outstanding shares of Common Stock shall be considered to be acquisition of beneficial ownership for purposes of this clause
         (a); or

         (B) reconstitution of the Board of Directors to the extent that individuals who, as of the date hereof, constitute the Board of Directors cease for any reason to constitute at least a majority of the Board of Directors; or

         (C) approval by the stockholders of the Company of any reorganization, merger, consolidation or any other business combination, in each case with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger, consolidation or other business combination do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the surviving

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         corporation, or a liquidation or dissolution of the Company or the sale or lease of all or substantially all of the assets of the Company; or

         (D) a member of the families of David or Michael Zunenshine cease to be or act as Chief Executive Officer of the Company or continues to be Chief Executive Officer but no longer holds the highest executive position with the Company; or

         (E) the entering into a management or similar contract with any person, entity or "group" pursuant to which such person, entity or "group" agrees to assume any management functions on behalf of the Company; or

         (F) a member of the families of David or Michael Zunenshine is not personally responsible for management of the Company's business, operations and/or affairs on a daily basis.

In addition, in the event of a Change of Control, Employee shall be entitled to
(a) immediate payment of his monthly car allowance, in the same amount as then in effect, such immediate payment to be made in one lump sum in an amount equal to the greater of (i) 24 times the monthly car allowance and (ii) the remainder of the monthly car payments that would be paid through the Term or the Renewal Term, as the case may be, and (B) either continuation of all other benefits (i.e. group medical, disability and term life insurance) through the longer of
(x) 24 months from the date of termination or (y) the Term or the Renewal Term, as the case may be, or payment of the value of such benefits in one lump sum payment upon the date of termination of employment.

For purposes of this Agreement, a "Total Liquidation" shall mean the dissolution or liquidation of the Company, whether in one or a series of related transactions, involving in the aggregate more than 60% of its total assets, with the total assets being measured immediately prior to the commencement, and after the completion, of any such transaction or series of related transactions.

In the event the Employee elects to terminate this Agreement and receive a payment under this Section 2.05, he may not, directly or indirectly, in any manner whatsoever, including, without limitation, either individually or in partnership or jointly, or in conjunction with any other person or persons, firm, association, syndicate, company or corporation, as principal, agent, shareholder, employee or in any other manner whatsoever, enter into a new employment, consulting or other contractual relationship with the Company, or any

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successor thereof, within twelve (12) months of receipt of such payment.

         3. Continuing Effect. All provisions of the Employment Agreement not otherwise amended by this Amendment shall continue in full force and effect.

         4. Miscellaneous.

         (a) No changes, modifications or amendments shall be made to this Amendment, except in writing and signed by the parties hereto.

         (b) This Amendment shall be binding upon and shall inure to the benefit of the respective successors and assigns of the partes hereto.

         (c) This Amendment shall be governed by the laws of the State of New York.

         (d) This Amendment may be signed in counterparts, each of which shall be deemed an original and, when taken together, shall be deemed but one instrument.

         IN WITNESS WHEREOF, the parties hereto have signed this Amendment as of the date first hereinabove written.

SLM INTERNATIONAL, INC.

By:                                                /s/ JOHN A. SARTO
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Name:                                              John A. Sarto
Title:

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